Exhibit e.3.a

100 Pearl Street Hartford, CT 06103	800.248.7971	VIRTUS.COM

Virtus Mutual Funds Sales Agreement Amended Annex A December 2016 VP Distributors, LLC

Virtus Mutual Funds and Available Share Classes

ALTERNATIVES		FIXED INCOME
Virtus Alternatives Diversifier Fund	A C I	Virtus Bond Fund	A C I R6
Virtus Essential Resources Fund	A C I	Virtus CA Tax-Exempt Bond Fund	A I
Virtus Global Infrastructure Fund	A C I	Virtus Credit Opportunities Fund	A C I R6
Virtus Global Real Estate Securities Fund	A C I R6	Virtus Emerging Markets Debt Fund	A C I
Virtus Herzfeld Fund	A C I	Virtus High Yield Fund	A C I R6
Virtus International Real Estate Securities Fund	A C I	Virtus Low Duration Income Fund	A C I
Virtus Multi-Strategy Target Return Fund	A C I R6	Virtus Multi-Sector Intermediate Bond Fund	A C I R6
Virtus Real Estate Securities Fund	A C I R6	Virtus Multi-Sector Short Term Bond Fund	A C I R6 T
Virtus Select MLP and Energy Fund	A C I	Virtus Senior Floating Rate Fund	A C I R6
		Virtus Strategic Income Fund	A C I
ASSET ALLOCATION		Virtus Tax-Exempt Bond Fund	A C I
Virtus Multi-Asset Trend Fund	A C I
Virtus Strategic Allocation Fund	A C	INTERNATIONAL/GLOBAL
Virtus Tactical Allocation Fund	A C	Virtus Emerging Markets Equity Income Fund	A C I
		Virtus Emerging Market Opportunities Fund	A C I R6
EQUITY		Virtus Emerging Markets Small-Cap Fund	A C I
Virtus Contrarian Value Fund	A C I R6	Virtus Foreign Opportunities Fund	A C I R6
Virtus Equity Trend Fund	A C I R6	Virtus Global Equity Trend Fund	A C I
Virtus Enhanced Core Equity Fund	A C I	Virtus Global Opportunities Fund	A C I
Virtus Low Volatility Equity Fund	A C I	Virtus Greater European Opportunities Fund	A C I
Virtus Mid-Cap Core Fund	A C I	Virtus International Equity Fund	A C I
Virtus Mid-Cap Growth Fund	A C I	Virtus International Small-Cap Fund	A C I R6
Virtus Quality Large-Cap Value Fund	A C I	Virtus International Wealth Masters Fund	A C I
Virtus Quality Small-Cap Fund	A C I R6
Virtus Sector Trend Fund	A C I	TARGET DATE RETIREMENT INCOME
Virtus Small-Cap Core Fund	A C I R6	Virtus DFA 2015 Target Date Retirement Income Fund	A I R6
Virtus Small-Cap Sustainable Growth Fund	A C I	Virtus DFA 2020 Target Date Retirement Income Fund	A I R6
Virtus Strategic Growth Fund	A C I	Virtus DFA 2025 Target Date Retirement Income Fund	A I R6
Virtus Wealth Masters Fund	A C I	Virtus DFA 2030 Target Date Retirement Income Fund	A I R6
		Virtus DFA 2035 Target Date Retirement Income Fund	A I R6
		Virtus DFA 2040 Target Date Retirement Income Fund	A I R6
		Virtus DFA 2045 Target Date Retirement Income Fund	A I R6
		Virtus DFA 2050 Target Date Retirement Income Fund	A I R6
		Virtus DFA 2055 Target Date Retirement Income Fund	A I R6
		Virtus DFA 2060 Target Date Retirement Income Fund	A I R6

VP Distributors, LLC 100 Pearl Street, Hartford, CT 06103

Marketing: (800) 243-4361	Customer Service: (800) 243-1574	www.Virtus.com

Applicable waivers of Class A sales charges and Class B and C contingent deferred sales charges are described in the prospectus.

Class A Shares

	Equity, Asset Allocation,		Bond, Credit Opportunities,
	International/Global, Alternative and		Emerging Market Debt, High Yield, Multi-Sector
	Target Date Retirement Income Funds:		Intermediate Bond and Strategic Income Funds:
Amount of		Dealer Discount		Dealer Discount
Transaction	Sales Charge	or Agency Fee	Sales Charge	or Agency Fee
Plus Applicable Rights	As Percentage of	As Percentage of	As Percentage of	As Percentage of
of Accumulation:	Offering Price	Offering Price	Offering Price	Offering Price

Less than $50,000	5.75%	5.00%	3.75%	3.25%
$50,000 but under $100,000	4.75	4.25	3.50	3.00
$100,000 but under $250,000	3.75	3.25	3.25	2.75
$250,000 but under $500,000	2.75	2.25	2.25	2.00
$500,000 but under $1,000,000	2.00	1.75	1.75	1.50
$1,000,000 or more	None	None	None	None

	Tax-Exempt Bond, CA Tax-Exempt Bond,		Multi-Sector Short Term Bond
	and Senior Floating Rate Funds:		and Low Duration Income Funds:
Amount of		Dealer Discount		Dealer Discount
Transaction	Sales Charge	or Agency Fee	Sales Charge	or Agency Fee
Plus Applicable Rights	As Percentage of	As Percentage of	As Percentage of	As Percentage of
of Accumulation:	Offering Price	Offering Price	Offering Price	Offering Price

Less than $50,000	2.75%	2.25%	2.25%	2.00%
$50,000 but under $100,000	2.25	2.00	2.25	2.00
$100,000 but under $250,000	1.75	1.50	1.75	1.50
$250,000 but under $500,000	1.25	1.00	None	None
$500,000 but under $1,000,000	1.00	1.00	None	None
$1,000,000 or more	None	None	None	None

Service Fee: 0.25% For providing shareholder services such as responding to shareholder inquiries; processing redemptions; changing dividend options, account designations, and addresses; transmitting proxy statements, annual reports, prospectuses and other correspondence from the Funds to shareholders; and providing such other information and assistance to shareholders as may be reasonably requested by such shareholders, VPD intends to pay a quarterly fee to qualifying dealers at the equivalent of 0.25% annually. The Service Fee is based on the average daily net asset value of Class A shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. Dealers must have an aggregate value of $50,000 or more per Fund CUSIP to qualify for payment in that Fund class. The Service Fee for shares on which a Finder’s Fee has been paid will commence in the thirteenth month following purchase of Class A shares. See the last page of this Annex A for Terms and Conditions for Service and Distribution Fees.

Finder’s Fee and CDSC Applicable to Sector Trend and Fixed Income Funds (excluding Multi-Sector Short Term Bond Fund and Low Duration Income Fund): VPD may pay broker-dealers a Finder’s Fee in an amount equal to 0.50% of eligible Class A Share purchases from $1,000,000 to $3,000,000 and 0.25% on amounts greater than $3,000,000. Purchases by an account in the name of a qualified employee benefit plan are eligible for a Finder’s Fee only if such plan has at least 100 eligible employees. A contingent deferred sales charge of 0.50% may apply on certain redemptions made within 18 months following purchases of Class A shares on which a Finder’s Fee has been paid to a dealer. The 18 month period begins on the last day of the month preceding the month in which the purchase was made.

Finder’s Fee and CDSC Applicable to Multi-Sector Short Term Bond Fund and Low Duration Income Fund: VPD may pay broker-dealers a Finder’s Fee in an amount equal to 0.50% of eligible Class A Share purchases from $250,000 to $3,000,000 and 0.25% on amounts greater than $3,000,000. Purchases by an account in the name of a qualified employee benefit plan are eligible for a Finder’s Fee only if such plan has at least 100 eligible employees. A contingent deferred sales charge of 0.50% may apply on certain redemptions made within 12 months following purchases of Class A shares on which a Finder’s Fee has been paid to a dealer. The 12 month period begins on the last day of the month preceding the month in which the purchase was made.

Finder’s Fee and CDSC Applicable to Equity, Asset Allocation, International/Global, Alternative and Target Date Retirement Income Funds Class A Shares: (excluding Sector Trend Fund) VPD may pay broker-dealers a Finder’s Fee in an amount equal to 1.00% of eligible Class A Share purchases from $1,000,000 to $3,000,000, 0.50% on amounts of $3,000,001 to $10,000,000 and 0.25% on amounts greater than $10,000,000. Purchases by an account in the name of a qualified employee benefit plan are eligible for a Finder’s Fee only if such plan has at least 100 eligible employees. A contingent deferred sales charge of 1% may apply on certain redemptions made within 18 months following purchases of Class A shares on which a Finder’s Fee has been paid to a dealer. The 18 month period begins on the last day of the month preceding the month in which the purchase was made.

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Class B Shares

As of December 1, 2009, Class B shares of the Virtus Mutual Funds are no longer available for purchase by new or existing shareholders, except for the reinvestment of dividends or capital gains distributions into existing Class B share accounts, and for exchanges from existing Class B share accounts to other Virtus Mutual Funds with Class B shares.

		CDSC
	CDSC (Except Virtus	Virtus Multi-Sector
	Multi-Sector Short Term Bond Fund)	Short Term Bond Fund
Years since	Contingent Deferred	Contingent Deferred
Each Purchase:	Sales Charge:	Sales Charge:

First	5.0%	2.0%
Second	4.0	1.5
Third	3.0	1.0
Fourth	2.0	0.0
Fifth	2.0	0.0
Sixth	0.0	0.0

Dealers maintaining omnibus accounts, upon redemption of a customer account within the time frames specified above, shall charge such customer account the appropriate contingent deferred sales charge as indicated and shall forward the proceeds to VPD.

Service Fee: 0.25% For providing shareholder services such as responding to shareholder inquiries; processing redemptions; changing dividend options, account designations, and addresses; transmitting proxy statements, annual reports, prospectuses and other correspondence from the Funds to shareholders; and providing such other information and assistance to shareholders as may be reasonably requested by such shareholders, VPD intends to pay a quarterly fee to qualifying dealers at the equivalent of 0.25% annually, based on the average daily net asset value of Class B shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. Dealers must have an aggregate value of $50,000 or more per Fund CUSIP to qualify for payment in that Fund class. The Class B Service Fee is paid beginning in the 13th month following each purchase. See the last page of this Annex A for Terms and Conditions for Service and Distribution Fees.

Class C Shares

Sales Commission:	1% for all Class C Funds except Virtus Multi-Sector Short Term Bond Fund
0% for Virtus Multi-Sector Short Term Bond Fund
When original purchases of the Multi-Sector Short Term Bond Fund Class C are exchanged to other Class C or T shares, the dealer will receive a 1% sales commissions.

CDSC: 1% for all Class C Funds, except Virtus Multi-Sector Short Term Bond Fund (no CDSC). Dealers maintaining omnibus accounts, upon redemption of a customer account within the time frames specified below, shall charge such customer account the appropriate contingent deferred sales charge as indicated and shall forward the proceeds to VPD. The CDSC on Class C shares is 1% for one year from each purchase.

Distribution Fee: 0.25% - 0.75% VPD intends to pay a quarterly fee to qualifying dealers at the equivalent of 0.25% annually for Virtus Multi-Sector Short Term Bond Fund, and 0.75% annually for all other Class C Funds, based on the average daily net asset value of Class C shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. The Class C Trail Fee is paid beginning in the 13th month following each purchase. There is no hold for the Class C Trail Fee for the Virtus Multi-Sector Short Term Bond Fund. See the last page of this Annex A for Terms and Conditions for Service and Distribution Fees.

Service Fee: 0.25% For providing shareholder services such as responding to shareholder inquiries; processing redemptions; changing dividend options, account designations, and addresses; transmitting proxy statements, annual reports, prospectuses and other correspondence from the Funds to shareholders; and providing such other information and assistance to shareholders as may be reasonably requested by such shareholders, VPD intends to pay a quarterly fee to qualifying dealers at the equivalent of 0.25% annually, based on the average daily net asset value of Class C shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. The Class C Service Fee is paid beginning in the 13th month following each purchase. There is no hold for the Class C Service Fee for the Virtus Multi-Sector Short Term Bond Fund. See the last page of this Annex A for Terms and Conditions for Service and Distribution Fees.

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Class I Shares

There is no dealer compensation payable on Class I shares.

Class R6 Shares

R6 Shares are available only to certain employer-sponsored retirement plans, including Section 401(k), 403(b) and 457, profit-sharing, money purchase pension and defined benefit plans and non-qualified deferred compensation plans, in each case provided that plan level or omnibus accounts are held on the books of the fund. No compensation, administrative payments, sub-transfer agency payments or service payments are paid to dealers or other entities from fund assets or VPD’s or an affiliate’s resources on sales of or investments in Class R6 Shares. Class R6 Shares do not carry sales commissions or pay Rule 12b-1 fees, or make payments to dealers or other entities to assist in, or in connection with, the sale of the fund’s shares.

Class T Shares – Virtus Multi-Sector Short Term Bond Fund only

Dealer Concession: 1%

CDSC: 1% for one year from the date of each purchase.

Service Fee: 0.25% For providing shareholder services such as responding to shareholder inquiries; processing redemptions; changing dividend options, account designations, and addresses; transmitting proxy statements, annual reports, prospectuses and other correspondence from the Funds to shareholders; and providing such other information and assistance to shareholders as may be reasonably requested by such shareholders, VPD intends to pay a quarterly fee to qualifying dealers at the equivalent of 0.25% annually, based on the average daily net asset value of Class T shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. The Class T Service Fee is paid beginning in the 13th month following each purchase. See below for Terms and Conditions for Service and Distribution Fees.

Distribution Fee: 0.75% VPD intends to pay a quarterly fee to qualifying dealers at the equivalent of 0.75% annually, based on the average daily net asset value of Class T shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. The Class T Distribution Fee is paid beginning in the 13th month following each purchase. See below for Terms and Conditions for Service and Distribution Fees.

Terms and Conditions for Service and Distribution Fees – All Share Classes

Applicable Service and Distribution Fees are paid pursuant to one or more distribution and/or service plans (“Plan”) adopted by certain of the Funds. Payment of these fees will automatically terminate in the event such Plan terminates or is not continued or in the event that this Agreement terminates, is assigned or ceases to remain in effect. VP Distributors shall be under no obligation to pay any fees hereunder to the extent such fees have not been paid to VP Distributors by the applicable Fund(s). In addition, these fees may be terminated at any time, without the payment of an penalty, by vote of a majority of the members of the Funds’ Board of Trustees who are not interested persons of the Funds and have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan, or by vote of a majority of the outstanding voting securities of any Fund or Funds on not more than sixty days' written notice to any other party to the Agreement.

VPD 80A (December 2016 rev.)

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